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                                                                  EXHIBIT 10(a)

                              CONSULTING AGREEMENT


         THIS AGREEMENT, made as of this first day of January, 2002, by and between Joel R. Pitlor, whose principal place of business is located at 19 Chalk Street, Cambridge, MA 02139, hereinafter referred to as the "Consultant", and Uroplasty, Inc., whose principal place of business is located at 2718 Summer Street NE, Minneapolis, MN 55413, hereinafter referred to as "Company".

                                   WITNESSETH:

         WHEREAS, the Company desires to engage the services of the Consultant to perform for the Company consulting services as an independent contractor and not as an employee; and

         WHEREAS, Consultant desires to consult with the Board of Directors, the officers of the Company, and the administrative staff, and to undertake for the Company consultation as to the direction of certain functions in said management of;

         NOW, THEREFORE, it is agreed as follows:

1. Term. The respective duties and obligations of the contracting parties shall be for a period of one year, commencing on January 1, 2002. The agreement will automatically renew for successive one-year periods unless terminated. This agreement may be terminated by either party giving thirty (30) days written notice to the other party at the addresses stated above or at an address chosen subsequent to the execution of this agreement and duly communicated to the party giving notice.

2. Consultations. Consultant shall be available to consult with Board of Directors, the officers of the Company, and the heads of the administrative staff, at reasonable times, concerning matters pertaining to the organization of the administrative staff, the fiscal policies of the Company, the relationship of the Company with its employees or with any organization representing its employees, and, in general, the important problems of concern in the business affairs of the Company. Consultant shall not represent the Company, its Board of Directors, its officers or any other members of the Company in any transactions or communications nor shall Consultant make claim to do so.

3. Liability. With regard to the services to be performed by the Consultant pursuant to the terms of this agreement, the Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Company, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross


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         negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

4. Compensation. The Consultant shall receive $2,000 per month from the Company for the performance of the services rendered to the Company pursuant to the terms of the agreement. In addition, the Company shall reimburse the Consultant per diem for any reasonable out of pocket expenses incurred by the Consultant pursuant to the terms of this agreement. The Consultant shall submit itemized statements of expenses incurred during any particular month for reimbursement.

5. Arbitration. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitration (s) shall be entered in any court having jurisdiction thereof.

        IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the 1st day of January 2002.


UROPLASTY, INC.                                         CONSULTANT



/s/Daniel G. Holman                                     /s/Joel R. Pitlor
Daniel G. Holman                                        Joel R. Pitlor
C.E.O., President





                       Consulting Agreement - Page 2 of 2